EXHIBIT 99

NEWS:

The Sherwin-Williams Company • 101 West Prospect Avenue •

Cleveland, Ohio 44115 • (216) 566-2140

CLEVELAND, OHIO, September 16, 2013 – The Sherwin-Williams Company (NYSE: SHW) announced it has completed the acquisition of the U.S./Canada business of Consorcio Comex, S.A. de C.V. Sherwin-Williams will pay $90 million in cash and assume liabilities currently valued in the range of $75 million.

Sherwin-Williams and Comex remain fully committed to securing regulatory approval from the Federal Competition Commission of Mexico for Sherwin-Williams to complete the acquisition of the operations of Comex in Mexico. To that end, the Stock Purchase Agreement was amended to extend the exclusivity period to March 31, 2014.

Comex operations in the U.S. and Canada consist of 314 company operated stores – 234 in the U.S. and 80 in Canada – and eight manufacturing sites – five in the U.S. and three in Canada. In addition, Comex supplies paint and coatings products to approximately 1,500 external retail locations in Canada. The company manufactures and sells products under well-respected brands such as Frazee®, Kwal®, Parker Paints®, General Paints™, Color Wheel® and Para®. Both Sherwin-Williams and Comex place heavy emphasis on supplying high-quality architectural paints and coatings products in the U.S. and Canada.

Chris Connor, Chairman and CEO of Sherwin-Williams, said “This is an exciting step forward in our ongoing effort to bring these two respected companies together. The Comex business model in the U.S. and Canada is a good strategic fit for Sherwin-Williams and will improve our ability to serve customers in some of our most important geographic markets.”

Sherwin-Williams will provide additional information about this transaction on its third quarter 2013 earnings conference call at 11:00 a.m. ET on Friday, October 25, 2013.

The Sherwin-Williams Company

Founded in 1866, The Sherwin-Williams Company is a global leader in the manufacture, development, distribution, and sale of coatings and related products to professional, industrial, commercial, and retail customers.

The company manufactures products under well-known brands such as Sherwin-Williams®, Dutch Boy®, Krylon®, Minwax®, Thompson’s® Water Seal®, Ronseal™, Becker Acroma™, Sayerlack®, Euronavy®, Altax™ and many more.

With global headquarters in Cleveland, Ohio, Sherwin-Williams® branded products are sold exclusively through more than 4,000 company-operated stores and facilities, while the company’s other brands are sold through leading mass merchandisers, home centers, independent paint dealers, hardware stores, automotive retailers, and industrial distributors. For more information, visit www.sherwin.com

This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws. These forward-looking statements are based upon management’s current expectations, estimates, assumptions and beliefs concerning future events and conditions. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, that could cause actual results to differ materially from such statements and from the Company’s historical results and experience. These risks, uncertainties and other factors are described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Bob Wells

Senior Vice President – Corporate Communications and Public Affairs

Sherwin-Williams

Direct: 216.566.2244

rjwells@sherwin.com

Media Contact:

Mike Conway

Director – Corporate Communications

Sherwin-Williams

Direct: 216.515.4393

Pager: 216.422.3751

mike.conway@sherwin.com

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